EXHIBIT 13.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report on Form 20-F of Air France-KLM (the “Company”) for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Philippe Calavia, the Vice President – Finance of Air France-KLM, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of and for the periods presented in the report.

Date: July 20, 2005

/s/ Philippe Calavia
Philippe Calavia Vice President - Finance